SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 30, 2003


                         First Federal Bankshares, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      0-25509                  42-1485449
           --------                      -------                  ----------
(State or other jurisdiction)     (Commission File No.)      (I.R.S. Employer
        of incorporation)                                    Identification No.)


Address of principal executive offices:329 Pierce Street, Sioux City, Iowa 51101
                                       -----------------------------------------

Registrant's telephone number, including area code:(712) 277-0200
                                                   --------------

                                 Not Applicable
                                 --------------
          (Former name or former address if changed since last report)

Item 5. Other Events

     First Federal Bankshares, Inc. (the "Company") announced the Annual Shareholder Meeting results. Directors Jon G. Cleghorn, Steven L. Opsal and David Van Engelenhoven were re-elected to the Board of Directors of the Company, each for a three-year term. The shareholders ratified the appointment of McGladrey & Pullen, LLP as independent auditor and also approved amendments to the Company's 1999 Stock Option Plan and its 1999 Recognition and Retention Plan.

     Also announced was the declaration of a quarterly dividend of $0.09 per share, an increase of $0.01 per share over that distributed in the prior quarter.

     Please see Press Release dated October 30, 2003, a copy of which is included as Exhibit 99.1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   FIRST FEDERAL BANKSHARES, INC.


DATE:  October 30, 2003            By:     /s/   Barry Backhaus
                                           -------------------------------------
                                           Barry Backhaus
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX


The following Exhibits are filed as part of this report:

Exhibit 99.1 Press Release of First Federal Bankshares, Inc. dated October 30, 2003